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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                    FORM 8-K
                                AMENDMENT NO. 1

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(B) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)            May 15, 1997

                        WATERMARC FOOD MANAGEMENT CO.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Texas
                 (State or Other Jurisdiction of Incorporation)

         0-20143                                       74-2605598
  (Commission File Number)                (I.R.S. Employer Identification No.)

  11111 Wilcrest Green, Suite 350, Houston, Texas                   77042
  (Address of Principal Executive Offices)                        (Zip Code)

                                 (713) 783-0500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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                     INFORMATION INCLUDED IN REPORT ON 8-K


ITEMS 1 and 5.   CHANGES IN CONTROL OF REGISTRANT; OTHER EVENTS

On September 14, 1995, Pasta Acquisition Co., a Texas corporation and wholly owned subsidiary of the Registrant, n/k/a The Original Pasta Co., executed Promissory Notes (hereafter referred to as the "Notes") in the principal amounts of $2,750,000 and $1,000,000 in favor of Ghulam M. Bombaywala, Chairman of the Board and Chief Executive Officer of Watermarc Food Management Co. (the "Company"), in connection with the acquisition of The Original Pasta Co. by the Company, which Notes were guaranteed by the Registrant. On May 15, 1997 Mr. Bombaywala and the Company entered into a Conversion and Offset Agreement (the "Agreement") whereby the parties to the Notes agreed to convert the $3,750,000 of debt evidenced by the Notes to 7,500,000 Common Stock Rights (the "Rights"). Each of the Rights shall automatically convert to one share of the Company's Common Stock at a later date without further action or consideration by Mr. Bombaywala, assuming the Company has a sufficient number of shares authorized and freely issuable. In exchange for the Rights, Mr. Bombaywala forgave the Notes. A value of $.50 per share was determined by the Board of Directors in connection with the conversion. The Board believed that the transaction was in the best interests of the Company and its shareholders.

The Company also agreed with Mr. Bombaywala to offset $819,202 in additional notes payable to, against notes receivable from, Mr. Bombaywala.

At the present time, the Company does not have a sufficient number of authorized shares to allow Mr. Bombaywala to exercise the Rights. However, the Company intends to proceed with an amendment to its Articles of Incorporation to increase its authorized Common Stock to a sufficient level to enable it to issue all of the shares issuable upon conversion of the Rights. However, there can be no assurance that such amendment will be adopted. Mr. Bombaywala intends to vote to increase the authorized capital of the Company or for a reverse stock split so that the Rights can be converted to shares.

If the authorized Common Stock of the Company is increased and the 7,500,000 shares are issued to Mr. Bombaywala, then Mr. Bombaywala will own approximately 63% of the Company's Common Stock, which also includes warrants to purchase 222,222 shares at a purchase price of $2.25 per share. Under the provisions of the Company's Restated Articles of Incorporation, the affirmative vote of the majority of the shares of the Company's Common Stock is required for any action to be taken by the Shareholders of the Company. Therefore, since Mr. Bombaywala will own a majority of the shares of the Company's Common Stock on conversion of the Rights, in whole or in part, at any time, he will have control over any action to be taken by the Shareholders. The issuance of the Rights and/or the conversion thereof constitutes a change in control of the Company.

Prior to Mr. Bombaywala's acquisition of the Rights, he owned approximately 46.8% of the Company's Common Stock. No single shareholder held a majority of the shares of the Company's Common Stock prior to Mr. Bombaywala's acquisition of the Rights.

The Conversion and Offset Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference. The description herein of such agreement is qualified by reference to the actual terms thereof incorporated herein.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Watermarc Food Management Co.
                             -------------------------------------------
                                              (Registrant)

Date  May 30,1997            By
                                ----------------------------------------
                                              (Signature)

                             By             Thomas J. Buckley
                                ----------------------------------------

                             Title   Chief Financial Officer
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                              INDEX TO EXHIBITS



EX-1     Conversion and Offset Agreement